EXHIBIT 23


                    CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of New Plan Realty Trust on Forms S-3 (File Nos. 33-58596, 33-60315 and 333-15635) and on Forms S-8 (File Nos. 33-57946 and 33-59077), of our report dated September 9, 1997, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust and Subsidiaries, as of July 31, 1997 and 1996 and for the years ended July 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.


New York, New York
October 9, 1997